EXHIBIT 99.1

BlackLine Announces Fourth Quarter and Full Year 2023 Financial Results

LOS ANGELES, Feb. 13, 2024 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the fourth quarter and full year ended December 31, 2023.

"BlackLine closed the year with solid results, surpassing our expectations for both revenue and profitability, highlighting the powerful operating leverage embedded in our model," said Owen Ryan, co-CEO of BlackLine. "Further, we aligned to a new operating model that directly supports our strategy of leading with solutions and harnessing the power of our partner ecosystem to solve real business problems for our customers."

"Customer-centric innovation has consistently been at the core of our culture, our strategy, and our success at BlackLine. It serves as the catalyst for inspiring, powering, and guiding digital finance transformation for our customers," said Therese Tucker, co-CEO of BlackLine. "As we look ahead, our teams are committed to executing and showcasing why BlackLine stands as a market leader and the ideal partner for the Office of the CFO."

Fourth Quarter 2023 Financial Highlights

  Total GAAP revenues of $155.7 million, an increase of 11% compared to the fourth quarter of 2022.
  GAAP operating margin of 8.2%, compared to 2.3% in the fourth quarter of 2022.
  Non-GAAP operating margin of 24.8%, compared to 12.8% in the fourth quarter of 2022.
  GAAP net income attributable to BlackLine of $22.1 million, or $0.32 per diluted share, compared to GAAP net income attributable to BlackLine of $11.3 million, or $0.18 per diluted share, in the fourth quarter of 2022.
  Non-GAAP net income attributable to BlackLine of $51.5 million, or $0.69 per diluted share, compared to non-GAAP net income attributable to BlackLine of $25.5 million, or $0.35 per diluted share, in the fourth quarter of 2022.
  Operating cash flow of $42.2 million, compared to $25.8 million in the fourth quarter of 2022.
  Free cash flow of $35.3 million, compared to $20.3 million in the fourth quarter of 2022.

Full Year 2023 Financial Highlights

  Total GAAP revenues of $590.0 million, an increase of 13% from 2022.
  GAAP operating margin of 2.4%, compared to (10.7)% in 2022.
  Non-GAAP operating margin of 16.5%, compared to 6.1% in 2022.
  GAAP net income attributable to BlackLine of $52.8 million, or $0.81 per diluted share, compared to GAAP net loss attributable to BlackLine of $29.4 million, or $(0.49) per diluted share, in 2022.
  Non-GAAP net income attributable to BlackLine of $145.2 million, or $1.96 per diluted share, compared to non-GAAP net income attributable to BlackLine of $46.2 million, or $0.64 per diluted share, in 2022.
  Operating cash flow of $126.6 million, compared to $56.0 million from 2022.
  Free cash flow of $99.0 million, compared to $25.7 million from 2022.

Fourth Quarter Key Metrics and Recent Business Highlights

  Added 30 net new customers in the fourth quarter for a total of 4,398 customers at December 31, 2023.
  Expanded the Company’s user base to 386,814 users at December 31, 2023.
  Achieved a dollar-based net revenue retention rate of 106% at December 31, 2023.
  Announced new Trade Management capabilities for Intercompany Financial Management.
  Announced the hiring of a new Chief Marketing Officer and Chief Information Officer.

The financial results included in this press release are preliminary and subject to final review. Financial results will not be final until BlackLine files its Annual Report on Form 10-K for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

First Quarter 2024

  Total GAAP revenue is expected to be in the range of $154 million to $156 million.
  Non-GAAP operating margin is expected to be in the range of 15% to 16%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $34 million to $36 million, or $0.45 to $0.48 per share, on 75.8 million diluted weighted average shares outstanding.

Full Year 2024

  Total GAAP revenue is expected to be in the range of $637.5 million to $649.5 million.
  Non-GAAP operating margin is expected to be in the range of 17% to 18%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $153 million to $163 million, or $2.01 to $2.14 per share, on 76.0 million diluted weighted average shares outstanding.

Guidance for non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to BlackLine, and non-GAAP net income (loss) attributable to BlackLine per share excludes specified items from the corresponding GAAP financial measures including the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of acquired intangible assets, stock-based compensation, amortization of debt issuance costs, change in fair value of contingent consideration, transaction-related costs, and the adjustment to the redeemable non-controlling interest to the redemption amount as detailed in the reconciliations of non-GAAP measures for historical periods. Reconciliations of non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to BlackLine, and non-GAAP net income (loss) attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from these non-GAAP financial measures. The Company expects the variability of the above items could have a significant, and potentially unpredictable, impact on its future GAAP operating income (loss), operating margin, net income (loss) attributable to BlackLine, and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine will hold a conference call to discuss its fourth quarter and full year 2023 results at 2:00 p.m. Pacific time on Tuesday, February 13, 2024. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can pre-register for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

Companies come to BlackLine (Nasdaq: BL) because their traditional manual accounting and finance processes are not sustainable. BlackLine’s market-leading cloud platform and customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, intercompany accounting, invoice-to-cash, and consolidation processes, inspiring, powering, and guiding large enterprises and midsize businesses on their digital finance transformation journeys.

More than 4,300 customers trust BlackLine to help them close faster with complete and accurate results. The Company is the pioneer of the cloud financial close market and is recognized as the leader by customers at leading end-user review sites including G2 and TrustRadius. BlackLine is a global company with operations in major business centers including Los Angeles, New York, the San Francisco Bay area, London, Paris, Frankfurt, Tokyo, Singapore, and Sydney. For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the first quarter and full year of 2024, the impact of progress against certain key initiatives, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, and our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the impact of current and future economic uncertainty and other unfavorable conditions in the Company's industry or the global economy, the Company’s ability to manage growth and scale effectively, including entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the Company's ability to effectively incorporate artificial intelligence and machine learning technologies (AI/ML) into its platform and business and the potential reputational harm or legal liability that may result from the use of AI/ML solutions and features; the success of the Company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the Company’s security measures; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solution; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific and Latin America; the Company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; including competitors' ability to incorporate AI/ML into products and offerings more quickly or successfully; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand and effectively manage its sales teams and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the Securities and Exchange Commission on November 3, 2023. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on February 13, 2024, certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations and non-GAAP operating margin, (iv) non-GAAP net income (loss) attributable to BlackLine, Inc. (v) diluted non-GAAP net income (loss) attributable to BlackLine, Inc. per share, and (v) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for amortization of acquired developed technology, transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses), and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross profit and non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for amortization of intangible assets, stock-based compensation, transaction-related costs and impairment of cloud computing implementation costs. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation and transaction-related costs. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs and impairment of cloud computing implementation costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, impairment of cloud computing implementation costs and restructuring costs. Non-GAAP operating margin is defined as non-GAAP income from operations divided by GAAP revenues. The Company believes that presenting non-GAAP income (loss) from operations and non-GAAP operating margin is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs in order to allow a direct comparison of income (loss) from operations between all periods presented.

Non-GAAP Net Income (Loss) Attributable to BlackLine and Diluted Non-GAAP Net Income (Loss) Attributable to BlackLine, Inc. Per Share. Non-GAAP net income (loss) attributable to BlackLine is defined as GAAP net income (loss) attributable to BlackLine adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs from our convertible notes, change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, impairment of cloud computing implementation costs, restructuring costs, and the adjustment to the redeemable non-controlling interest to the redemption amount. Diluted non-GAAP net income attributable to BlackLine, Inc. per share includes the adjustment for shares resulting from the elimination of stock-based compensation. The Company believes that presenting non-GAAP net income (loss) attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs to allow a direct comparison of net income (loss) between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on February 13, 2024 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of certain Runbook licensed customers and users who are on perpetual license agreements and did not have an active subscription agreement with BlackLine as of December 31, 2023.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as a company that contributes to our subscription and support revenue as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the Company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
Kimberly Uberti
kimberly.uberti@blackline.com

Investor Relations Contact:
Matt Humphries, CFA
matt.humphries@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$271,117	$200,968
Marketable securities	933,355	874,083
Accounts receivable, net of allowances	171,608	150,858
Prepaid expenses and other current assets	31,244	23,658
Total current assets	1,407,324	1,249,567
Capitalized software development costs, net	37,828	32,070
Property and equipment, net	14,867	19,811
Intangible assets, net	79,056	90,864
Goodwill	448,965	443,861
Operating lease right-of-use assets	19,173	14,708
Other assets	93,552	92,775
Total assets	$2,100,765	$1,943,656
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,623	$14,964
Accrued expenses and other current liabilities	59,690	58,600
Deferred revenue, current	320,133	279,325
Finance lease liabilities, current	778	989
Operating lease liabilities, current	4,108	5,943
Convertible senior notes, net, current	249,233	—
Contingent consideration, current	—	8,000
Total current liabilities	642,565	367,821
Finance lease liabilities, noncurrent	4	785
Operating lease liabilities, noncurrent	15,738	9,292
Convertible senior notes, net, noncurrent	1,140,608	1,384,306
Contingent consideration, noncurrent	—	33,549
Deferred tax liabilities, net	6,394	5,568
Deferred revenue, noncurrent	904	343
Other long-term liabilities	3,608	6,229
Total liabilities	1,809,821	1,807,893
Commitments and contingencies
Redeemable non-controlling interest	30,063	23,895
Stockholders' equity:
Common stock	615	600
Additional paid-in capital	474,863	385,709
Accumulated other comprehensive income (loss)	205	(1,472)
Accumulated deficit	(214,802)	(272,969)
Total stockholders' equity	260,881	111,868
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$2,100,765	$1,943,656

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues
Subscription and support	$147,155	$130,898	$555,516	$491,187
Professional services	8,575	9,059	34,480	31,751
Total revenues	155,730	139,957	589,996	522,938
Cost of revenues
Subscription and support	31,373	26,637	121,308	102,132
Professional services	6,239	6,726	25,485	27,253
Total cost of revenues	37,612	33,363	146,793	129,385
Gross profit	118,118	106,594	443,203	393,553
Operating expenses
Sales and marketing	56,898	66,295	243,154	256,862
Research and development	22,578	28,022	103,207	108,893
General and administrative	24,676	5,158	71,530	80,155
Restructuring costs	1,151	3,841	10,964	3,841
Total operating expenses	105,303	103,316	428,855	449,751
Income (loss) from operations	12,815	3,278	14,348	(56,198)
Other income (expense)
Interest income	14,822	8,017	52,059	14,637
Interest expense	(1,484)	(1,464)	(5,898)	(5,850)
Other income, net	13,338	6,553	46,161	8,787
Income (loss) before income taxes	26,153	9,831	60,509	(47,411)
Provision for (benefit from) income taxes	1,901	(668)	1,450	(13,520)
Net income (loss)	24,252	10,499	59,059	(33,891)
Net income (loss) attributable to redeemable non-controlling interest	293	99	892	(369)
Adjustment attributable to redeemable non-controlling interest	1,890	(904)	5,334	(4,131)
Net income (loss) attributable to BlackLine, Inc.	$22,069	$11,304	$52,833	$(29,391)
Basic net income (loss) per share attributable to BlackLine, Inc.	$0.36	$0.19	$0.87	$(0.49)
Shares used to calculate basic net income (loss) per share	61,391	59,888	60,849	59,539
Diluted net income (loss) per share attributable to BlackLine, Inc.	$0.32	$0.18	$0.81	$(0.49)
Shares used to calculate diluted net income (loss) per share	72,470	71,283	72,045	59,539

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net income (loss) attributable to BlackLine, Inc.	$22,069	$11,304	$52,833	$(29,391)
Net income (loss) and adjustment attributable to redeemable non-controlling interest	2,183	(805)	6,226	(4,500)
Net income (loss)	24,252	10,499	59,059	(33,891)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,825	11,830	50,099	42,816
Change in fair value of contingent consideration	—	(21,017)	(33,549)	(35,130)
Amortization of debt issuance costs	1,398	1,392	5,535	5,511
Stock-based compensation	17,505	18,474	77,970	75,884
Noncash lease expense	1,728	1,407	6,453	5,593
Accretion of purchase discounts on marketable securities, net	(8,885)	(5,548)	(33,884)	(8,874)
Net foreign currency (gains) losses	(29)	(7)	853	(1,470)
Deferred income taxes	281	291	(1,525)	(14,404)
Provision for (benefit from) credit losses	(1)	30	(18)	115
Impairment of cloud computing implementation costs	—	5,330	—	5,330
Changes in operating assets and liabilities, net of impact of acquisition:
Accounts receivable	(41,300)	(41,354)	(20,855)	(23,033)
Prepaid expenses and other current assets	(4,449)	(1,180)	(6,599)	1,059
Other assets	(1,947)	(3,757)	(595)	(10,112)
Accounts payable	4,341	8,947	(5,104)	4,376
Accrued expenses and other current liabilities	(2,111)	6,505	(924)	5,893
Deferred revenue	42,536	34,098	41,271	36,646
Contingent consideration paid in excess of original estimates	(2,393)	—	(2,393)	—
Operating lease liabilities	(1,936)	(1,620)	(7,171)	(6,949)
Lease incentive receipts	—	159	240	812
Other long-term liabilities	354	1,275	(2,250)	5,841
Net cash provided by operating activities	42,169	25,754	126,613	56,013
Cash flows from investing activities
Purchases of marketable securities	(360,866)	(428,137)	(1,343,331)	(1,599,945)
Proceeds from maturities of marketable securities	363,521	416,500	1,319,821	1,392,250
Capitalized software development costs	(4,807)	(4,256)	(21,644)	(19,208)
Purchases of property and equipment	(2,026)	(1,232)	(5,953)	(10,974)
Acquisition, net of cash acquired	(9)	—	(11,376)	(157,738)
Net cash used in investing activities	(4,187)	(17,125)	(62,483)	(395,615)
Cash flows from financing activities
Principal payments under finance lease obligations	(255)	(239)	(990)	(619)
Proceeds from exercises of stock options	775	1,018	19,762	4,687
Proceeds from employee stock purchase plan	2,719	2,530	8,010	6,996
Acquisition of common stock for tax withholding obligations	(885)	(1,678)	(15,029)	(9,544)
Financed purchases of property and equipment	—	—	—	(84)
Payment of contingent consideration	(5,607)	—	(5,607)	—
Net cash provided by (used in) financing activities	(3,253)	1,631	6,146	1,436
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	151	215	(120)	(618)
Net increase (decrease) in cash, cash equivalents, and restricted cash	34,880	10,475	70,156	(338,784)
Cash, cash equivalents, and restricted cash, beginning of period	236,483	190,732	201,207	539,991
Cash, cash equivalents, and restricted cash, end of period	$271,363	$201,207	$271,363	$201,207

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$271,117	$200,968	$271,117	$200,968
Restricted cash included within other assets at end of period	246	239	246	239
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$271,363	$201,207	$271,363	$201,207

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Non-GAAP Gross Profit:
Gross profit	$118,118	$106,594	$443,203	$393,553
Amortization of acquired developed technology	3,419	3,010	12,438	11,315
Stock-based compensation(1)	3,121	2,286	12,440	8,595
Transaction-related costs	132	357	478	1,355
Total non-GAAP gross profit	$124,790	$112,247	$468,559	$414,818
Gross margin	75.8%	76.2%	75.1%	75.3%
Non-GAAP gross margin	80.1%	80.2%	79.4%	79.3%

Non-GAAP Operating Income:
Operating income (loss)	$12,815	$3,278	$14,348	$(56,198)
Amortization of intangible assets	5,249	5,181	20,608	19,731
Stock-based compensation(1)	18,101	18,474	80,068	75,884
Change in fair value of contingent consideration	—	(21,017)	(33,549)	(35,130)
Transaction-related costs	1,246	2,850	5,078	16,831
Legal settlement costs	—	—	—	1,709
Impairment of cloud computing implementation costs	—	5,330	—	5,330
Restructuring costs	1,151	3,841	10,964	3,841
Total non-GAAP operating income	$38,562	$17,937	$97,517	$31,998
GAAP operating margin	8.2%	2.3%	2.4%	(10.7%)
Non-GAAP operating margin	24.8%	12.8%	16.5%	6.1%

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net income (loss) attributable to BlackLine, Inc.	$22,069	$11,304	$52,833	$(29,391)
Provision for (benefit from) income taxes	526	(942)	(1,196)	(13,634)
Amortization of intangible assets	5,249	5,181	20,608	19,731
Stock-based compensation(1)	17,981	18,417	79,588	75,576
Amortization of debt issuance costs	1,398	1,392	5,535	5,511
Change in fair value of contingent consideration	—	(21,017)	(33,549)	(35,130)
Transaction-related costs	1,246	2,850	5,078	16,831
Legal settlement costs	—	—	—	1,709
Impairment of cloud computing implementation costs	—	5,330	—	5,330
Restructuring costs	1,151	3,841	10,964	3,841
Adjustment to redeemable non-controlling interest	1,890	(904)	5,334	(4,131)
Total non-GAAP net income attributable to BlackLine, Inc.	$51,510	$25,452	$145,195	$46,243
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.84	$0.42	$2.39	$0.78
Shares used to calculate basic non-GAAP net income per share	61,391	59,888	60,849	59,539
Diluted non-GAAP net income attributable to BlackLine, Inc.
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.69	$0.35	$1.96	$0.64
Shares used to calculate diluted non-GAAP net income per share	74,603	73,277	74,382	72,974

(1) Beginning in 2023, includes amortization related to stock-based compensation that was capitalized in capitalized software development costs in previous periods and totaled $0.6 million and $2.1 million for the quarter and year ended December 31, 2023, respectively.
	Quarter Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$56,898	$66,295	$243,154	$256,862
Amortization of intangible assets	(1,751)	(1,693)	(6,791)	(6,505)
Stock-based compensation	(5,364)	(5,691)	(24,152)	(26,310)
Transaction-related costs	(110)	(240)	(397)	(2,399)
Impairment of cloud computing implementation costs	—	(3,361)	—	(3,361)
Total non-GAAP sales and marketing expense	$49,673	$55,310	$211,814	$218,287

Non-GAAP Research and Development Expense:
Research and development expense	$22,578	$28,022	$103,207	$108,893
Stock-based compensation	(1,813)	(3,828)	(13,095)	(14,382)
Transaction-related costs	(833)	(2,079)	(2,857)	(7,797)
Total non-GAAP research and development expense	$19,932	$22,115	$87,255	$86,714

Non-GAAP General and Administrative Expense:
General and administrative expense	$24,676	$5,158	$71,530	$80,155
Amortization of intangible assets	(79)	(478)	(1,379)	(1,911)
Stock-based compensation	(7,803)	(6,669)	(30,381)	(26,597)
Change in fair value of contingent consideration	—	21,017	33,549	35,130
Transaction-related costs	(171)	(174)	(1,346)	(5,280)
Legal settlement costs	—	—	—	(1,709)
Impairment of cloud computing implementation costs	—	(1,969)	—	(1,969)
Total non-GAAP general and administrative expense	$16,623	$16,885	$71,973	$77,819

Total Non-GAAP Operating Expenses	$86,228	$94,310	$371,042	$382,820

Free Cash Flow
Net cash provided by operating activities	$42,169	$25,754	$126,613	$56,013
Capitalized software development costs	(4,807)	(4,256)	(21,644)	(19,208)
Purchases of property and equipment	(2,026)	(1,232)	(5,953)	(10,974)
Financed purchases of property and equipment	—	—	—	(84)
Free cash flow	$35,336	$20,266	$99,016	$25,747